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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549



                                    FORM 8-K



               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  November 4, 1996



                          VOICE CONTROL SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)



DELAWARE                         0-10385                     75-1707970
(State of                   (Commission File                 (IRS employment
incorporation)                   Number)                     identification no.)



                               14140 MIDWAY ROAD
                                   SUITE 100
                              DALLAS, TEXAS  75244
                    (Address of principal executive offices)



REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE    972-726-1200


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                                                         Exhibit index on page 2
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On November 4, 1996, the Company completed a merger pursuant to which Voice Processing Corporation ("VPC") merged with and into the Company. VPC develops and markets speech recognition products, primarily for telecommunications applications. In the merger, holders of VPC's common stock and certain securities convertible into shares of VPC's common stock received (or will receive upon conversion or exercise of certain securities) a total of 3,975,003 shares of common stock of the Company. The merger consideration was determined as a result of arms length negotiation between the Company and VPC, as more fully described in the Company's proxy statement dated September 30, 1996. The merger is being accounted for as a pooling of interests.

         None of the former VPC stockholders were affiliated with the Company as of the time of the merger, although VPC has the right to designate two directors to the Board of Directors of the Company.

         Because the merger consideration consisted entirely of common stock of the Company, the Company did not have any funding requirements in order to effect the merger.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED. Financial statements of VPC prepared pursuant to Regulation S-X are included in the Registration Statement on Form S-4, file no. 333-11367 and are incorporated by reference herein.

(b) PRO FINANCIAL INFORMATION. Pro forma financial statements of the Company prepared pursuant to Regulation S-X are included in the Registration Statement on Form S-4, File No. 333-11367, and are incorporated by reference herein.

(c)  EXHIBITS.

2.1 Agreement and Plan of Merger dated as of July 17, 1996, by and among Voice Control Systems, Inc. and Voice Processing Corporation (filed as
         Exhibit 2.1 to Registration Statement on Form S-4, file no. 333-11367 incorporated by reference herein).





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         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        VOICE CONTROL SYSTEMS, INC.



Date: November 12,  1996             By: /s/ KIM S. TERRY
                                         ------------------------------------
                                             Kim S. Terry,
                                             Vice President







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